Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Laura C. Meagher, Scott A. Roe, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended January 2, 2016, to be filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 16th day of February, 2016.

V.F. CORPORATION
ATTEST:

/s/ Laura C. Meagher	By:	/s/ Eric C. Wiseman
Laura C. Meagher		Eric C. Wiseman
Secretary		Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman		/s/ Scott A. Roe
Eric C. Wiseman		Scott A. Roe
Chief Executive Officer		Vice President and Chief Financial Officer

/s/ Richard T. Carucci		/s/ W. Rodney McMullen
Richard T. Carucci, Director		W. Rodney McMullen, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.
Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Juan Ernesto de Bedout		/s/ Steven E. Rendle
Juan Ernesto de Bedout, Director		Steven E. Rendle, Director

/s/ Mark S. Hoplamazian		/s/ Matthew J. Shattock
Mark S. Hoplamazian, Director		Matthew J. Shattock, Director

/s/ Robert J. Hurst		/s/ Raymond G. Viault
Robert J. Hurst, Director		Raymond G. Viault, Director

/s/ Laura W. Lang		/s/ Eric C. Wiseman
Laura W. Lang, Director		Eric C. Wiseman, Director

/s/ W. Alan McCollough
W. Alan McCollough, Director